Exhibit 16(14)(b)



                            ARTHUR ANDERSEN LLP



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form N-14 of our report dated February 9, 1996 included (or incorporated by reference) in the Annual Report of Connecticut Mutual Investment Accounts, Inc. Government Securities Account for the year ended December 31, 1995, which is part of this registration statement, and to all references to our Firm included in this registration statement.




                              /s/ Arthur Andersen LLP

Hartford, Connecticut
February 15, 1996





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